Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Page 1 of 4 November 14, 2005

PRECISION OPTICS CORPORATION ANNOUNCES
FIRST QUARTER RESULTS -
HIGHEST QUARTERLY REVENUE IN 8 QUARTERS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the first quarter of fiscal year 2006 ended September 30, 2005.

OPERATIONAL HIGHLIGHTS:

During the past 2 years the Company has devoted significant resources towards the development of new products and substantial redesigns of a number of existing products. A major effort has been underway to develop proprietary, patent pending micro-precision™ technologies for use in fabricating cost effective micro-optics - lens, prisms, and optical assemblies - with superior optical performance and dimensions extending down to sub millimeter sizes. The Company has also been engaged in a major redesign of its line of endoscopes centered around patent pending lenslock™ technology which achieves significantly lower manufacturing and repair costs of endoscopes while retaining state-of-the-art image quality. Efforts in these areas as well as other new product releases have begun to show initial results in the first quarter of FY2006:

•	41% of Q1 FY06 revenues were from newly released or significantly redesigned products.
•	Q1 FY06 had the highest level of revenues of micro-optics to date with over 1,000 units now delivered.
•	Shipments on the first significant production order for micro-optics was initiated in Q4 FY05 with follow on orders filled in Q1 FY06 and into Q2 FY06.
•	First prototypes of 2.7 mm endoscopes built with lenslock™ technology in Q1 FY06.
•	First production order of 2.7 mm lenslock™ endoscopes was received in Q1 FY06, with deliveries to start in Q2 FY06.
•	First prototypes of 4 mm lenslock™ arthroscope completed early in Q2 FY06.

First Quarter Operating Results
Revenues - For the quarter ended September 30, 2005, revenues were $419,582 compared to $263,810 for the same period last year, an increase of 59%. Revenues in the quarter increased 16% from the preceding quarter ended June 30, 2005.

Net Loss - For the quarter ended September 30, 2005, net loss was $559,871or $0.08 per share, a decrease of $373,587 from the net loss of $933,458 or $0.16 per share, for the same period last year. A gain of $165,700, resulting from the sale of equipment previously used in the Company’s discontinued telecommunication business, is included in results for the quarter ended September 30, 2005. The weighted average common shares outstanding for the quarters ended June 30, 2005 and 2004 were 7,008,212 and 5,979,832, respectively.

Cash Flow and Expenditures - For the quarter ended September 30, 2005, cash and cash equivalents decreased by $539,375 compared to a decrease of $866,229 for the previous quarter ended June 30, 2005. Cash receipts during the quarter ended September 30, 2005 included $162,000 received from the sale of equipment previously used in the Company’s discontinued telecommunication business.

For the quarter ended September 30, 2005, research and development expenses were $208,111 down 42% from $356,406 a year earlier. The level of future quarterly R&D expenses will ultimately depend on the Company’s assessment of new product opportunities and available cash resources.

Precision Optics Corporation — First Quarter Results	Page 2 of 4

Expense Reduction - Selling, general and administrative expenses decreased by approximately $73,000, or 14.6% for the quarter ended September 30, 2005 compared to the same period last year. Savings were achieved through reduced professional fees, changing the CFO role to part-time, and through reduced premiums from changing the Company’s general insurance provider.

Customer Relationships
The Company has continued development of its new line of endoscopes based on unique, patent pending lenslock™ technology. This has resulted in the recent completion of a number of prototype instruments. The Company has received first production orders for these newly redesigned scopes and is now initiating discussions with leading companies in the endoscopy market.

The Company is now manufacturing ultra-small lenses, prisms, and assemblies with sizes ranging from 0.2 mm to 1 mm, for a number of customers. The Company is also in discussions with several customers regarding manufacturing of prototypes of similar products. These optical components and instruments utilize a variety of innovative techniques including the Company’s patent-pending micro-precisionTM lens technology.

The Company has also completed a partnership effort for the proprietary development of a new class of night vision lenses including a new patent-pending eyepiece lens. With prototypes completed, the product incorporating the Company’s new night vision lenses is currently being evaluated for need and use, including field testing. The partnership agreement ensures that Precision Optics Corporation will either be contracted to manufacture the new lenses or will receive royalties on lenses manufactured by any other company.

Outlook
The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations, in particular, the development of a new generation (patent pending) of its world-class product line of 3-D endoscopes, the extension of lenslock™ technology (patent pending) to its entire line of endoscopes, and new instruments utilizing the Company’s micro-precisionTM lens technology (patent pending) for optical components, assemblies and endoscopes under 1 mm. The Company continues to explore potential applications of single-molecule technology and nanotechnology.

Currently, the stockholders’ equity is below the minimum required for continued listing under the Nasdaq Marketplace Rules.  As a result, the Company will likely receive a letter from the Nasdaq Stock Market, stating that its securities may be subject to delisting from the Nasdaq Capital Market.  The Company will work with Nasdaq to regain compliance, but if we are unable to remedy this situation in accordance with the relevant procedures and within the timeframe set forth by Nasdaq, the securities of the company may be delisted from the Nasdaq Capital Market. In the event our shares are delisted from Nasdaq, management believes that the Company’s shares will continue to be tradable on the Over the Counter Bulletin Board.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company is currently developing specialty instruments incorporating its patent-pending lenslock™ technology which ensures lower cost, easier repairability and enhanced durability. The Company is aggressively pursuing ultra-small instruments (some with lenses less than one millimeter in diameter) utilizing patent pending micro-precisionTM lens technology. The Company is also exploring new initiatives in single molecule technology and nanotechnology for biomedical and other applications.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation — First Quarter Results	Page 3 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED
SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2004
(UNAUDITED)

	Three Months Ended September 30,
	2005	2004
REVENUES	$419,582	$263,810

COST OF GOODS SOLD	521,501	356,015

Gross Profit (Loss)	(101,919)	(92,205)

RESEARCH and DEVELOPMENT EXPENSES	208,111	356,406

SELLING, GENERAL and ADMINISTRATIVE EXPENSES	424,688	497,439

GAIN ON SALE OF ASSETS	(165,700)	—

Total Operating Expenses	467,099	853,845

Operating Loss	(569,018)	(946,050)

INTEREST INCOME	9,147	12,592

Net Loss	$(559,871)	$(933,458)

Basic and Diluted Loss Per Share	$(0.08)	$(0.16)

Weighted Average Common Shares Outstanding	7,008,212	5,979,832

Precision Optics Corporation — First Quarter Results	Page 4 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS
CURRENT ASSETS	September 30, 2005	June 30, 2005
Cash and Cash Equivalents	$1,632,318	$2,171,693
Accounts Receivable, net	210,602	177,031
Inventories, net	597,847	599,619
Prepaid Expenses	95,898	62,422
Total Current Assets	2,536,665	3,010,765
PROPERTY AND EQUIPMENT
Machinery and Equipment	3,490,022	3,539,205
Leasehold Improvements	553,595	553,596
Furniture and Fixtures	96,831	96,831
Vehicles	42,343	42,343
Less: Accumulated Depreciation	(4,079,887)	(4,092,202)
Net Property and Equipment	102,904	139,773
OTHER ASSETS
Cash surrender value of life insurance policies	16,440	16,440
Patents, net	206,059	201,627
Total Other Assets	222,499	218,067
TOTAL ASSETS	$2,862,068	$3,368,605
LIABILITIES AND STOCKHOLDERS' EQUITY
TOTAL CURRENT LIABILITIES	$572,344	$519,010

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding - 7,008,212 shares at September 30, 2005 and at June 30, 2005	70,082	70,082
Additional Paid-in Capital	32,751,597	32,751,597
Accumulated Deficit	(30,531,955)	(29,972,084)
Total Stockholders' Equity	2,289,724	2,849,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,862,068	$3,368,605

Forward-looking statements contained in this news release, including those related to the future success of Company’s products under development and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; the risks associated with reliance on a few key customers; the Company’s ability to regain and maintain compliance with requirements for continued listing on the NASDAQ Capital Market; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005.

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